UNITED STATES

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VALEANT PHARMACEUTICALS INTERNATIONAL, INC.

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International Headquarters

2150 St. Elzéar Blvd. West

Laval, Quebec H7L 4A8

Phone: 514.744.6792

Fax: 514.744.6272

Contact Information:

Laurie W. Little

949-461-6002

laurie.little@valeant.com

Elif McDonald

905-695-7607

elif.mcdonald@valeant.com

Media:
Renée Soto/Jared Levy Sard Verbinnen & Co. 212-687-8080 rsoto@sardverb.com	Meghan Gavigan Sard Verbinnen & Co. 415-618-8750 mgavigan@sardverb.com

VALEANT ANNOUNCES NOMINEES FOR ELECTION TO BOARD OF DIRECTORS

Three New Independent Directors Nominated to Board

Five Independent Directors Will Not Be Standing For Re-Election

LAVAL, Quebec, April 29, 2016 — Valeant Pharmaceuticals International, Inc. (“Valeant” or the “Company”) (NYSE: VRX) (TSX: VRX) today announced the nominees for election to its Board of Directors at the 2016 Annual Meeting of Shareholders on June 14, 2016.

As announced on April 25, 2016, Joseph C. Papa has been named Valeant’s Chairman and Chief Executive Officer. Mr. Papa has been nominated for election to the Board, along with Robert A. Ingram, Robert N. Power and five of the current independent directors who were appointed to the Board in the last year: William A. Ackman, Dr. Frederic Eshelman, Stephen Fraidin, D. Robert Hale and Thomas W. Ross, Sr. In addition, the Nominating and Governance Committee has recommended three additional independent directors: Dr. Argeris N. Karabelas, Russel C. Robertson and Amy B. Wechsler, M.D.

As previously announced, J. Michael Pearson will step down as CEO and as a director upon Joe Papa’s arrival as CEO. Neither Mr. Pearson nor Howard B. Schiller will be standing for re-election. In addition, the following five current independent directors have informed the Board that they will not be standing for re-election at the 2016 annual meeting: Ronald H. Farmer, Colleen Goggins, Theo Melas-Kyriazi, G. Mason Morfit and Norma A. Provencio.

Robert N. Power, Chairman of the Nominating and Corporate Governance Committee of the Board, said, “I would like to thank our departing directors for their service to Valeant during periods of strong performance, and more recently through some challenging times that required extraordinary

International Headquarters

2150 St. Elzéar Blvd. West

Laval, Quebec H7L 4A8

Phone: 514.744.6792

Fax: 514.744.6272

dedication, time and effort from these five individuals. As we transition to new leadership, it is a natural time to welcome three independent nominees who bring important new perspective and expertise to the Board.”

“I am pleased that Valeant is making good progress toward restoring the public’s confidence and that the company has hired a great leader with an impressive track record of achievements and an impeccable reputation,” said Robert A. Ingram. “We are excited for Valeant’s next chapter and believe that the Board is well-equipped to oversee a successful turnaround under Joe Papa’s leadership.”

Joseph C. Papa stated, “I want to thank Bob Ingram for his many contributions to Valeant, including serving as Chairman of the Board on two occasions, Chairman of the Ad Hoc Committee and Lead Independent Director. We are pleased that the company will continue to have the benefit of his insights and industry knowledge, and we are grateful for his leadership during a critical period.”

New Independent Director Nominee Biographies

Dr. Argeris (Jerry) N. Karabelas

Since December 2001, Dr. Karabelas has been a Partner at Care Capital, LLC (“Care Capital”), a life sciences venture firm with $500M under management. Prior to his work at Care Capital, from July 2000 to September 2001, Dr. Karabelas was the founder and Chairman at Novartis BioVenture Fund. Dr. Karabelas served as Head of Healthcare and CEO of Worldwide Pharmaceuticals for Novartis Pharma AG from 1998 to 2000, with responsibilities for Novartis Pharma, Ciba Vision, Generics and strategic and operational leadership of research and development. Prior to joining Novartis, Dr. Karabelas was Executive Vice President of SmithKline Beecham responsible for U.S. and European operations, regulatory and strategic marketing. Dr. Karabelas has served on numerous boards of directors of pharmaceutical and therapeutics companies, including Renovo, plc, Vanda Pharmaceuticals, Inc., NitroMed, Inc. and SkyePharma, plc. Since May 2015 has served as a member of the board of REGENEXBIO Inc. He has served as a director of Inotek Pharmaceuticals Corporation since July 2012 and is currently the Chairperson of the Board; however, his term as director expires in June 2016 and he is not standing for re-election. Dr. Karabelas also served as a member of the boards of directors of SkyePharma, plc from May 2001 to May 2009 and Human Genome Sciences from 2003 to 2013.

Russel C. Robertson

Mr. Robertson has served as Executive Vice President and Head, Anti-Money Laundering, at BMO Financial Group (“BMO”), a diversified financial services organization since July 2013. Prior to his current role, he served as Executive Vice President, Business Integration, at BMO Financial Group, and as Vice Chair at BMO Financial Corp. since March 2011. He joined BMO as interim Chief Financial Officer, BMO Financial Group in March 2008 and was appointed Chief Financial Officer, BMO Financial Group in August 2009. Before joining BMO, he spent over 35 years as a Chartered Accountant. In this capacity, he held various senior positions with a number of major accounting firms, including holding the positions of Vice Chair, Deloitte & Touche LLP in Toronto, Canada, from 2002 to

International Headquarters

2150 St. Elzéar Blvd. West

Laval, Quebec H7L 4A8

Phone: 514.744.6792

Fax: 514.744.6272

2008, and Canadian Managing Partner, Arthur Andersen LLP, from 1994 to 2002. Mr. Robertson holds a Bachelor of Arts degree (Honours) from the Ivey School of Business at the University of Western Ontario. Since June 2012, Mr. Robertson has served on the board of Turquoise Hill Resources and Virtus Investment Partners, Inc.

Amy B. Wechsler, M.D.

Amy B. Wechsler, M.D. has been a practicing dermatologist in New York City since 2005. Dr. Wechsler is the author of The Mind-Beauty Connection, published by Simon & Schuster in 2008. She is board certified in both dermatology and psychiatry and is also an Adjunct Clinical Professor in Psychiatry at the Weill Cornell Medical College. As an expert on skin health, Dr. Wechsler serves as an advisor for Chanel Skin Care and is also a certified Allergan Injection Trainer and KOL Speaker, qualified to teach physicians and other medical professionals in the use of products such as Botox, Juvederm, and Voluma. Dr. Wechsler is an active member of several medical professional organizations, including the American Academy of Dermatology; the American Psychiatric Association; the American Academy of Child and Adolescent Psychiatry; the Independent Doctors of New York; The Physicians Scientific Society; and The Skin Cancer Foundation. Dr. Wechsler completed her residency in psychiatry and a fellowship in child and adolescent psychiatry at New York Presbyterian Hospital’s Payne Whitney Clinic. She also completed a residency in dermatology at SUNY Downstate Medical Center.

Important Additional Information and Where to Find It

The Company, its directors and certain of its executive officers and employees may be deemed to be participants in the solicitation of proxies from shareholders in connection with the Company’s 2016 Annual Meeting of Shareholders (the “2016 Annual Meeting”). The Company plans to file a proxy statement with the U.S. Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies for the 2016 Annual Meeting (the “2016 Proxy Statement”). SHAREHOLDERS ARE URGED TO READ THE 2016 PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT THE COMPANY WILL FILE WITH THE SEC CAREFULLY IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Additional information regarding the identity of these potential participants and their direct or indirect interests, by security holdings or otherwise, will be set forth in the 2016 Proxy Statement and other materials to be filed with the SEC in connection with the 2016 Annual Meeting.

Shareholders will be able to obtain, free of charge, copies of the 2016 Proxy Statement, any amendments or supplements thereto and any other documents (including the proxy card) when filed by the Company with the SEC in connection with the 2016 Annual Meeting at the SEC’s website (http://www.sec.gov), at the Company’s website (http://www.valeant.com).

International Headquarters

2150 St. Elzéar Blvd. West

Laval, Quebec H7L 4A8

Phone: 514.744.6792

Fax: 514.744.6272

About Valeant

Valeant Pharmaceuticals International, Inc. (NYSE/TSX:VRX) is a multinational specialty pharmaceutical company that develops, manufactures and found markets a broad range of pharmaceutical products primarily in the areas of dermatology, gastrointestinal disorder, eye health, neurology and branded generics. More information about Valeant can be at www.valeant.com.

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